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                                                                Exhibit 5.1



                                 April 19, 2002


Laclede Capital Trust I
The Laclede Group, Inc.
720 Olive Street
St. Louis, Missouri 63101

Ladies and Gentlemen:

         We have acted as counsel to The Laclede Group, Inc., a Missouri corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a registration statement on Form S-3 (the "Registration Statement"), of up to $500,000,000 of: (1) the Company's unsecured senior debt securities (the "Senior Debt Securities"); (2) the Company's unsecured subordinated debt securities (the "Subordinated Debt Securities" and, collectively with the Senior Debt Securities, the "Debt Securities"); (3) shares of common stock of the Company, par value $1.00 per share (including associated preferred share purchase rights) (the "Common Stock"); (4) contracts for the purchase and sale of an indeterminate number of shares of the Common Stock (the "Stock Purchase Contracts"); (5) stock purchase units of the Company consisting of
(a) a Stock Purchase Contract, and (b) a beneficial interest in either the Debt Securities or debt obligations of third parties (including U.S. Treasury securities), which beneficial interests secure the holder's obligation to purchase Common Stock under the Stock Purchase Contract (the "Stock Purchase Units"), as more fully described in the Registration Statement; (6) the Company's preferred securities guarantee (the "Guarantee") to be issued in connection with the trust preferred securities (the "Trust Preferred Securities") to be issued by Laclede Capital Trust I, a Delaware business trust (the "Trust"); and (7) Common Stock which may be issued upon exercise of the Stock Purchase Contracts. Each of the Common Stock, the Stock Purchase Contracts, the Debt Securities, the Stock Purchase Units and the Guarantee may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to the Prospectus and pursuant to Rule 415 under the Act.

         The Senior Debt Securities are to be issued under the indenture (the "Senior Indenture") between the Company and The Bank of New York, as trustee (a form of which is filed as an exhibit to the Registration Statement), which may hereafter be supplemented by one or more supplemental indentures (as defined in the Senior Indenture) creating each series of Senior Debt Securities.

         The Subordinated Debt Securities are to be issued under the indenture (the "Subordinated Indenture") between the Company and The Bank of New York, as trustee (a form of which is filed as an exhibit to the Registration Statement), which may hereafter be supplemented by one or more supplemental indentures (as defined in the Subordinated Indenture) creating each series of Subordinated Debt Securities. The Senior Indenture and the Subordinated Indenture, including the respective forms of supplemental indentures with respect thereto, are herein referred to collectively as the "Indentures."

         The Stock Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the "Purchase Contract Agreement"), between the Company and The Bank of New York, as purchase contract agent.

         The Guarantee will be made pursuant to a Preferred Securities Guarantee Agreement (the "Guarantee Agreement"), between the Company, as guarantor, and The Bank of New York, as trustee.


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Laclede Capital Trust I
The Laclede Group, Inc.
April 19, 2002
Page 2


         In rendering the opinions set forth herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Articles of Incorporation and By-laws, each as amended and currently in effect; the Registration Statement; the resolutions adopted by the Company's Board of Directors; the forms of the Indentures, the Purchase Contract Agreement and the Guarantee Agreement included in the Registration Statement; certificates received from state officials; and statements we have received from officers and representatives of the Company and the trustees of the Trust. In delivering this opinion, we have assumed: the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of statements submitted to us by officers and representatives of the Company and the trustees of the Trust.

         Unless otherwise stated in the numbered paragraphs hereof, our opinions are based solely upon the current Federal laws of the United States of America and the laws of the States of Missouri and New York. We express no opinion as to whether the laws of any other jurisdiction might affect any opinion rendered by us, whether because of the application in Missouri or New York of the laws of such other jurisdiction or because of the application in such other jurisdiction of the above-referenced laws of the States of Missouri and New York. We note that the Indentures, the Purchase Contract Agreement and the Guarantee Agreement are governed by the laws of the State of New York, and we have assumed the effectiveness of this choice of law provision.

         For purposes of our opinion we have assumed that there are no other agreements or understandings among the parties (other than as expressly referred to in the Indentures, the Purchase Contract Agreement and/or the Guarantee Agreement) that would modify the terms of the Indentures, the Purchase Contract Agreement and/or the Guarantee Agreement or the rights or obligations of the parties thereunder.

         Based solely upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1. The Common Stock will be validly issued, fully paid and nonassessable when (a) the Registration Statement has become effective under the Act , (b) the Board of Directors of the Company and/or the authorized officers have adopted the appropriate resolutions and taken all other necessary corporate action to authorize and approve the issuance of the Common Stock, and (c) the Common Stock is duly issued and delivered, upon receipt by the Company of the consideration therefor as contemplated by the Registration Statement and approved by the Board of Directors of the Company.

         2. The Senior Debt Securities and/or the Subordinated Debt Securities, as applicable, will be duly authorized and legally issued and will constitute the binding obligations of the Company when (a) the Registration Statement has become effective under the Act, (b) the Board of Directors of the Company and/or the authorized officers have adopted the appropriate resolutions and taken all other necessary corporate action to authorize and approve the issuance of the Senior Debt Securities and/or the Subordinated Debt



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Laclede Capital Trust I
The Laclede Group, Inc.
April 19, 2002
Page 3


                Securities, (c) an appropriate supplemental indenture shall have been duly executed and delivered with respect to the Debt Securities being issued, and (d) the Senior Debt Securities or the Subordinated Debt Securities, as the case may be, have been duly executed, issued and delivered in accordance with the applicable Indenture and the supplemental indenture relating thereto, and the Company has received the consideration therefor as contemplated by the Registration Statement and approved by the Board of Directors of the Company.

         3. The Guarantee will be duly authorized and legally issued and will constitute a binding obligation of the Company enforceable in accordance with its terms when (a) the Registration Statement has become effective under the Act,
                (b) the Board of Directors of the Company and/or the authorized officers have adopted the appropriate resolutions and taken all other necessary corporate action to authorize and approve the issuance and terms of the Guarantee and the Guarantee Agreement, (c) the Guarantee Agreement has been duly executed and delivered by the parties thereto, and
                (d) the Trust Preferred Securities have been duly authorized, issued and delivered by the Trust, upon payment of the consideration therefor as contemplated by the Registration Statement and otherwise in accordance with the applicable provisions of the Trust.

         4. The Stock Purchase Contracts will be duly authorized and legally issued and will constitute the binding obligations of the Company in accordance with their terms when (a) the Registration Statement has become effective under the Act,
                (b) the Board of Directors of the Company and/or the authorized officers have adopted the appropriate resolutions and taken all other necessary corporate action to authorize and approve the execution and delivery of the Stock Purchase Contracts and the Purchase Contract Agreement, (c) the Stock Purchase Contracts have been duly executed, issued and delivered in accordance with the Purchase Contract Agreement, and the Company shall have received the consideration therefor as contemplated by the Registration Statement and approved by the Board of Directors of the Company.

         5. The Stock Purchase Units will be duly authorized and legally issued and will constitute the binding obligations of the Company in accordance with their terms when (a) the Registration Statement has become effective under the Act,
                (b) the Board of Directors of the Company and/or the authorized officers have adopted the appropriate resolutions and taken all other necessary corporate action to authorize and approve the (i) the issuance and terms of the Stock Purchase Units, (ii) the execution and delivery of the Purchase Contract Agreement and the Stock Purchase Contracts which are a component of the Stock Purchase Units, (iii) the issuance and terms of the Senior Debt Securities or the debt obligations of third parties, which may each be a component of the Stock Purchase Units, the terms of the offering thereof and related matters, and/or (iv) the issuance of the Trust Preferred Securities, which may be a component of the Stock Purchase Units, and (c) the Stock Purchase Units, the Stock Purchase Contracts, the Debt Securities, debt obligations of third parties, and Trust Preferred Securities, as applicable, shall be duly executed, issued and delivered in accordance with the provisions of the applicable


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Laclede Capital Trust I
The Laclede Group, Inc.
April 19, 2002
Page 4


                Purchase Contract Agreement (in the case of the Stock Purchase Contracts), applicable Indenture (in the case of Debt Securities), or other indenture (in the case of debt obligations of third parties), and in each case the payment of the consideration therefor shall have been received as contemplated by the Registration Statement and approved by the Board of Directors of the Company.

         Our opinions set forth in paragraphs 2 through 5 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyances, reorganization, moratorium and other laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

         We consent to the references to this opinion and to Thompson Coburn LLP in the prospectus included as part of the Registration Statement under the caption "Legal Opinions," and to the inclusion of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,


                                         /s/ Thompson Coburn LLP